Exhibit 4.204

AMENDMENT NO. 1

TO

SERIES 2007-1 SUPPLEMENT

dated as of September 12, 2008

between

RENTAL CAR FINANCE CORP.,

an Oklahoma corporation

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

a New York banking corporation,

as Trustee

AMENDMENT NO. 1

TO SERIES 2007-1 SUPPLEMENT

This Amendment No. 1 to Series 2007-1 Supplement dated as of September 12, 2008 (“Amendment”), between Rental Car Finance Corp., an Oklahoma corporation (“RCFC”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the “Trustee”) (RCFC and the Trustee are collectively referred to herein as the “Parties”).

RECITALS:

A.        RCFC, as Issuer, and the Trustee entered into that certain Amended and Restated Base Indenture dated as of February 14, 2007 (the “Base Indenture”);

B.        RCFC and the Trustee entered into that certain Series 2007-1 Supplement dated as of May 23, 2007 (the “Series 2007-1 Supplement”); and

C.        The Parties wish to amend and supplement the Series 2007-1 Supplement as provided herein pursuant to Section 8.7 thereof.

NOW THEREFORE, the Parties hereto agree as follows:

1.         Definitions. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Series 2007-1 Supplement and if not defined therein shall have the meaning set forth in the Definitions List attached as Schedule 1 to the Base Indenture.

2.	Amendment. The Series 2007-1 Supplement is hereby amended as follows:

(a)       By deleting in its entirety the definition of “Series 2007-1 Required Enhancement Percentage” referenced in Section 2.1(b) and replacing it with the following:

“Series 2007-1 Required Enhancement Percentage” means, as of any date of determination, the sum of (a) the product of (i) the Series 2007-1 Program Enhancement Percentage as of such date times (ii) the Category 1 Vehicle Percentage as of such date plus (b) the product of (i) the Series 2007-1 Non-Program Enhancement Percentage as of such date times (ii) the BBB-/Baa3 Program Vehicle Percentage Excess as of such date plus (c) the greater of (i) the product of (A) 24.50% (or such other percentage as the Rating Agencies and the Series 2007-1 Insurer shall approve) times (B) the sum of (I) the Category 2 Vehicle Percentage as of such date plus (II) the Category 3 Vehicle Percentage as of such date, and (ii) the sum of (A) the product of (I) the Series 2007-1 Non-Program Enhancement Percentage as of such date times (II) the Category 2 Vehicle Percentage as of such date plus (B) the product of (I) the Series 2007-1 HC BIG Enhancement Percentage as of such date times (II) the Category 3 Vehicle Percentage as of such date plus (d) the product of (i) Hyundai Vehicle Percentage Excess as of such date times (ii) the excess of 30.50% over the Series 2007-1 Vehicle Enhancement Percentage applicable to Hyundai Vehicles in accordance with the applicable preceding clause (c)(i) or (c)(ii) above as of such date plus (e) the product of (i) Kia Vehicle Percentage Excess as of such date times (ii) the excess of 30.50% over the Series 2007-1 Vehicle Enhancement Percentage applicable to Kia Vehicles in accordance with the applicable preceding clause (c)(i) or (ii) above as of such date.

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(b)       By deleting in its entirety the definition of “DaimlerChrysler” referenced in Section 2.1(b) and replacing it with the following in proper alphabetical order:

“Chrysler” means Chrysler LLC, a Delaware limited liability company.

(c)       The definition of “Eligible Manufacturer” in Article 2(b) of the Series 2007-1 Supplement is hereby amended by deleting the word “DaimlerChrysler” in each instance used in such definition and replacing in substitution thereof the word “Chrysler”.

(d)       The definition of “Maximum Non-Program Percentage” in Article 2.1(b) of the Series 2007-1 Supplement is hereby amended by deleting the words “sixty percent (60%)” in clauses (a) and (b) of such definition and replacing in substitution thereof the phrase “seventy-five percent (75%)”.

(e)      By amending Section 2.1(b) to add the following defined terms in their proper alphabetical order:

“Hyundai Vehicle Percentage Excess” means, as of any date of determination, the excess, if any, of (a) the percentage equivalent of a fraction, the numerator of which is the aggregate Net Book Value of all Hyundai Vehicles as of such date and the denominator of which is the Aggregate Asset Amount as of such date over (b) 10%.

“Hyundai Vehicles” means Group IV Vehicles manufactured by Hyundai.

“Kia Vehicle Percentage Excess” means, as of any date of determination, the excess, if any, of (a) the percentage equivalent of a fraction, the numerator of which is the aggregate Net Book Value of all Kia Vehicles as of such date and the denominator of which is the Aggregate Asset Amount as of such date over (b) 7.5%.

“Kia Vehicles” means Group IV Vehicles manufactured by Kia.

“Series 2007-1 Vehicle Enhancement Percentage” means each of the Series 2007-1 Program Enhancement Percentage, the Series 2007-1 Non-Program Enhancement Percentage, 24.50% and the Series 2007-1 HC BIG Enhancement Percentage.

(f)        By deleting Schedule 1 to the Series Supplement in its entirety and replacing such schedule with the Schedule 1 attached hereto as Exhibit A.

3.         Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Series 2007-1 Supplement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Series 2007-1 Supplement, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Series 2007-1 Supplement specifically referred to herein and any references in the Series 2007-1 Supplement to the provisions of the Series 2007-1 Supplement specifically referred to herein shall be to such provisions as amended by this Amendment.

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4.         Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

5.         GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

6.         Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

7.         Conditions Precedent.This Amendment shall become effective as of the date upon which the following conditions precedent shall be satisfied (the “Effective Date”):

(a)       execution and delivery of this Amendment by the parties hereto, with the executed consent of (i) Financial Guaranty Insurance Company, as Series 2007-1 Insurer, (ii) Deutsche Bank Trust Company Americas, as Series 2007-1 Letter of Credit Provider and (iii) Dollar Thrifty Automotive Group, Inc.;

(b)       receipt of written notification from each Rating Agency confirming that the execution of this Amendment will not result in a reduction or withdrawal of its respective ratings (in effect immediately before execution of this Amendment) of the Series 2007-1 Notes (including, other than with respect to Fitch, Inc., any underlying rating in respect of the Series 2007-1 Notes issued to the Series 2007-1 Insurer without giving effect to the Series 2007-1 Policy); and

(c)       satisfaction of the conditions to effectiveness set forth in the Letter Agreement, dated as of the date hereof, by and among the DTAG and Financial Guaranty Insurance Company.

[SIGNATURES ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

RCFC:

RENTAL CAR FINANCE CORP.,

an Oklahoma corporation

By: __________________________

Pamela S. Peck
Vice President and Treasurer

TRUSTEE:

DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation

By:	_________________________
Name: _________________________
Title:	_________________________

By:	_________________________
Name: _________________________
Title:	_________________________

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Pursuant to Section 8.7 of the Series 2007-1 Supplement, Dollar Thrifty Automotive Group, Inc., Financial Guaranty Insurance Company and Deutsche Bank Trust Company Americas, as Series 2007-1 Letter of Credit Provider, hereby consent to this Amendment as of the day and year first above written.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation

By:	_____________________
Name:	Pamela S. Peck
Title:	Vice President and Treasurer

FINANCIAL GUARANTY INSURANCE COMPANY, as Series 2007-1 Insurer

By: _________________________

Name:

Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Series 2007-1 Letter of Credit Provider

By: _________________________

Name:

Title:

By: _________________________

Name:

Title:

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Exhibit A

SCHEDULE 1

Schedule of Maximum Manufacturer Percentages of Group IV Vehicles

Eligible Manufacturer	Maximum Program Percentage*	Maximum Non-Program Percentage*

Chrysler	100%	(1)
Ford	100%	(1)
Toyota	100%	(1)
General Motors	100%	(1)
Honda	0%	(1)
Nissan	0%	(1)
Volkswagen	0%	(1)
Mazda	0%	Up to 25% (2)
Subaru	0%	Up to 10% (2) (3) (5)
Suzuki	0%	Up to 15% (2) (3) (5)
Mitsubishi	0%	Up to 10% (2) (3) (5)
Isuzu	0%	Up to 3% (2) (3) (5)
Kia	0%	Up to 10% (2) (4) (5)
Hyundai	0%	Up to 20% (2) (4) (5)
Daewoo	0%	Up to 3% (2) (4) (5)
BMW	0%	Up to 3% (2) (5) (6)
Jaguar	0%	Up to 3% (2) (5) (6)
Mercedes-Benz	0%	Up to 3% (2) (5) (6)

(1)

The combined percentage of Group IV Vehicles which are Non-Program Vehicles manufactured by Chrysler, Ford, Toyota, General Motors, Honda, Nissan, and Volkswagen shall not exceed the following percentages: (a) if the average of the Measurement Month Averages for any three Measurement Months during the twelve month period preceding any date of determination shall be less than eighty-five percent (85%), 0% or such other percentage amount (which will not be in excess of seventy-five percent (75%) without the prior written consent of each Enhancement Provider) agreed upon by the Lessor and each of the Lessees, subject to Rating Agency Condition, which percentage amount represents the maximum percentage of the Aggregate Asset Amount which is permitted under the Master Lease to be invested in Non-Program Vehicles; and (b) at all other times, seventy-five percent (75%) or such other percentage amount agreed upon by the Lessor and each of the Lessees, subject to the Rating Agency Condition and consent of each Enhancement Provider, which percentage amount represents the maximum percentage of the Aggregate Asset Amount which is permitted under the Master Lease to be invested in Non-Program Vehicles; provided, however, that any Program Vehicle that is redesignated as a Non-Program Vehicle solely because a Manufacturer Event of Default due to an Event of Bankruptcy having occurred with respect to the Manufacturer thereof shall be deemed to be a Program Vehicle for purposes of determining compliance with the Maximum Non-Program Percentage.

(2)

The combined percentage of Group IV Vehicles which are Non-Program Vehicles manufactured by Mazda, Subaru, Suzuki, Mitsubishi, Isuzu, Kia, Hyundai, Daewoo, BMW, Jaguar, or Mercedes-Benz shall not exceed 60% of the Aggregate Asset Amount.

(3)	The combined percentage of Group IV Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi or Isuzu shall not exceed 20% of the Aggregate Asset Amount.
(4)	The combined percentage of Group IV Vehicles which are Non-Program Vehicles manufactured by Kia, Hyundai or Daewoo shall not exceed 30% of the Aggregate Asset Amount.
(5)

The combined percentage of Group IV Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi, Isuzu, Kia, Hyundai, Daewoo, BMW, Jaguar, or Mercedes-Benz shall not exceed 40% of the Aggregate Asset Amount.

(6)	The combined percentage of Group IV Vehicles which are Non-Program Vehicles manufactured by BMW, Jaguar or Mercedes-Benz shall not exceed 6% of the Aggregate Asset Amount.
*	As a percentage of the Group IV Collateral.

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